EXHIBIT 99B.3
SELECTED FINANCIAL AND                   DOMESTIC CABLE AND BROADBAND
OPERATING HIGHLIGHTS
(UNAUDITED)

                   Quarter Ended               Year Ended
                    December 31,              December 31,
                            1996                      1996
Dollars in                  Pro      %                Pro       %
 millions          1997    forma  Change     1997    forma   Change
------------------------- ---------------- -------- -------- --------
Domestic Cable &
 Broadband Results
Revenues
 Basic cable       $  387  $  348   11.2     $ 1,518  $1,372   10.6
 Premium               81      86   (5.8)        326     346   (5.8)
 Advertising           38      37    2.7         129     126    2.4
 Primestar             31      20   55.0         109      69   58.0
 Pay-per-view          13      15  (13.3)         56      49   14.3
 New prod. tier         4       2      -          13       4      -
 Equip. & Install      40      34   17.6         152     133   14.3
 Other                  8       4      -          20      26  (23.1)
                -------------------       -------------------
  Total Revenue   $   602  $  546   10.3     $ 2,323  $2,125    9.3
                -------------------       -------------------
EBITDA
 Core cable       $   262  $  219   19.6     $   997  $  912    9.3
 Primestar              4       2      -          16       9   77.8
 Other                (27)    (12)     -         (83)    (29)     -
                -------------------       -------------------
  Total EBITDA    $   239  $  209   14.4     $   930  $  892    4.3
                -------------------       -------------------
EBITDA margins
 Core cable         46.5%    41.9%             45.4%    44.6%
 Primestar          12.9%    10.0%             14.7%    13.0%

Other Operating
 & Financial
 Highlights
Homes passed
 (thousands)        8,373   8,294   1.9*       8,373   8,294    1.9*
Subscribers
 (thousands):
 Basic cable        4,910   4,866   1.6*       4,910   4,866    1.6*
 Primestar            181     138  31.2          181     138   31.2
Basic pen.          58.6%    58.7%             58.6%   58.7%
Premium units
 (thousands)        4,012   3,862   4.2*       4,012   3,862    4.2*
Premium/Basic       81.7%   79.4%              81.7%   79.4%
High speed data
 cust. (actual)    23,000       -     -       23,000       -     -
Core cbl. mnly.
 rev./avg. sub    $ 38.52  $ 36.54  5.4      $ 37.76  $36.06    4.7

<F1>
The 1996 amounts are pro forma as if the Continental
Cablevision merger occurred January 1, 1996.
<F2>
*  Excluding the effects of an acquisition and dispositions.

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